Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-44999 and 333-62217) and Registration Statements on Form S-3 (Nos. 333-64915 and 333-119698) of Ocwen Financial Corporation of our report dated March 17, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Fort Lauderdale, Florida
March 17, 2008